UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2015

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 13, 2015, Kendall G. Kliewer, Vice President and Controller of NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) (the “Company”) informed the Company of his decision to resign from his Vice President and Controller position, effective October 19, 2015, and be reassigned as an Accounting Consultant to the Finance Department through January 1, 2016, at which time he intends to leave the Company. Mr. Kliewer will continue to receive his current base salary compensation through January 1, 2016. His resignation did not result from any disagreement with the Company concerning any matter relating to the Company’s operations, policies or practices.
Beginning October 19, 2015, Crystal Lail, Assistant Controller of the Company, will assume the Vice President and Controller role for the Company, on an interim basis, pending final appointment by the Company's Board of Directors. Ms. Lail, 37, has been employed by the Company for nearly 13 years and has served as the Company's Assistant Controller since February 2008 and, prior to that, as an SEC Reporting Manager. Before joining the Company in 2003, Ms. Lail was an auditor for KPMG.
On October 15, 2015, Mr. Kliewer and the Company executed a Waiver and Mutual Release Agreement (“Waiver and Release”) that contains standard mutual releases in exchange for the payment of certain benefits to Mr. Kliewer. Under the Waiver and Release, Mr. Kliewer will receive (a) a lump-sum payment, following the conclusion of Mr. Kliewer's appointment, in the amount of $262,716, less applicable taxes and deductions to be withheld, (b) payment of Mr. Kliewer's 2015 short-term incentive award in accordance with the terms of the Company's 2015 annual incentive plan, paid in accordance with the terms of the plan and calculated assuming a personal performance factor of one hundred percent, (c) payment of Mr. Kliewer's long-term incentive award under the Company's 2013 long-term incentive program, in accordance with the terms of such program, if Mr. Kliewer remains an employee per the terms of the Waiver and Release through January 1, 2016, and (d) reimbursement of COBRA premiums for the 12-month period starting February 1, 2016, and continuing until January 31, 2017. Other outstanding unvested equity awards will be forfeited.
Mr. Kliewer also will receive other benefits upon the conclusion of his employment that are due to all employees upon separation, including the value of his accrued but unpaid vacation, vested 401(k) plan account and vested pension benefits.
In accordance with the requirements of the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act, Mr. Kliewer may revoke the Waiver and Release at any time prior to seven days following executing the Waiver and Release. The foregoing description of the Waiver and Release is qualified in its entirety by reference thereto, a copy of which is attached to this current report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
10.1*	Waiver and Mutual Release Agreement, dated as of October 14, 2015

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary

Date: October 19, 2015

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
10.1*	Waiver and Mutual Release Agreement, dated as of October 14, 2015

*    filed herewith